As filed with the Securities and Exchange Commission on July 28, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forrester Research, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2797789 (I.R.S. Employer Identification No.)
400 Technology Square
Cambridge, Massachusetts 02139
(Address of principal executive offices, including zip code)

FORRESTER RESEARCH, INC. 2006 EQUITY INCENTIVE PLAN
FORRESTER RESEARCH, INC. 2006 STOCK OPTION PLAN FOR DIRECTORS
(Full title of the plans)

GAIL S. MANN, ESQ.
Chief Legal Officer and Secretary
Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139
617-613-6078
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
KEITH F. HIGGINS, ESQ.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered(1)	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $0.01 par value per share	4,800,000 shares	$25.595	$122,856,000	$13,145.59

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales price of Forrester Research, Inc. common stock, par value $0.01 per share (“Common Stock”), as reported on the Nasdaq National Market on July 25, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     Forrester Research, Inc. (the “Registrant” or the “Company”) hereby incorporates the following documents herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 15, 2006.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, filed on May 8, 2006.

(c)	The description of the Company’s Common Stock contained in the Registrant’s registration statement on Form 8-A (No. 000-21433) filed pursuant to Section 12(g) under the Exchange Act of 1934 (the “Exchange Act”).

(d)	The Registrant’s Current Reports on Forms 8-K dated January 5, 2006, January 31, 2006, February 1, 2006, February 3, 2006, February 28, 2006, March 22, 2006, April 26, 2006, and July 26, 2006.

(e)	The Registrant’s Current Report on Form 8-K/A dated February 2, 2006.
               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in the registration statement and shall be deemed to be part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
               Not applicable.

Item 5.	Interests of Named Experts and Counsel.
               Not applicable.

Item 6.	Indemnification of Directors and Officers.
               The Registrant’s Restated Certificate of Incorporation provides that the Registrant’s Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

Item 7.	Exemption From Registration Claimed.
               Not applicable.

Item 8.	Exhibits.

Exhibit	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-12761).

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report for the fiscal year ended December 31, 1999 on Form 10-K, File No. 000-21433).

4.3	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report for the fiscal year ended December 31, 2003 on Form 10-K, File No. 000-21433).

5	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts, on July 28, 2006.

Forrester Research, Inc.
By:	/s/ George F. Colony
	Name:	George F. Colony
	Title:	Chairman of the Board and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2006.
               Further, we, the undersigned officers and directors of Forrester Research, Inc. (the “Corporation”) hereby severally constitute and appoint George F. Colony, Warren Hadley and Gail S. Mann, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Corporation, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ George F. Colony	Chairman of the Board and Chief Executive Officer

George F. Colony	(Principal Executive Officer)

/s/ Warren Hadley	Chief Financial Officer and Treasurer

Warren Hadley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert M. Galford	Director

Robert M. Galford

/s/ Gretchen Teichgraeber	Director

Gretchen Teichgraeber

/s/ Michael H. Welles	Director

Michael H. Welles

/s/ Henk W. Broeders	Director

Henk W. Broeders

/s/ George R. Hornig	Director

George R. Hornig

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-12761).

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report for the fiscal year ended December 31, 1999 on Form 10-K, File No. 000-21433).

4.3	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report for the fiscal year ended December 31, 2003 on Form 10-K, File No. 000-21433).

5	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).